											Exhibit 99 (a)
Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2016

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2016	2015	2014	2013	2012	Anchor / Significant Tenants

Shopping Centers
Ashburn Village	Ashburn, VA		221,585	1994/00/01/02/06	26.4	92%	94%	93%	93%	91%	Giant Food, Hallmark Cards, McDonald's, Burger King, Dunkin Donuts, Kinder Care
Ashland Square Phase I	Dumfries, VA		23,120	2007	2.0	100%	100%	100%	100%	100%	Capital One Bank, CVS Pharmacy, The All American Steakhouse
Beacon Center	Alexandria, VA		358,071	1972 (1993/99/07)	32.3	100%	100%	100%	100%	100%
Lowe's Home Improvement Center, Giant Food, Outback Steakhouse, Marshalls, Fabric Place, Home Goods, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave's, Chipotle, Boston Market, Merchant's Tire

BJ's Wholesale Club	Alexandria, VA		115,660	2008	9.6	100%	100%	100%	100%	100%	BJ's Wholesale Club
Boca Valley Plaza	Boca Raton, FL		121,269	2004	12.7	100%	97%	93%	91%	81%	Publix, Wells Fargo, Jaco Hybrid Training, Subway
Boulevard	Fairfax, VA		49,140	1994 (1999/09)	5.0	100%	98%	95%	100%	100%	Panera Bread, Party City, Petco
Briggs Chaney MarketPlace	Silver Spring, MD		194,258	2004	18.2	100%	99%	99%	99%	100%	Ross Dress For Less, Family Dollar, Advance Auto Parts, McDonald's, Wendy's, Chuck E. Cheese's
Broadlands Village	Ashburn, VA		174,734	2003/4/6	24.0	99%	94%	94%	88%	86%	The All American Steakhouse, Bonefish Grill, Dollar Tree, Starbucks, Minnieland Day Care
Countryside Marketplace	Sterling, VA		138,229	2004	16.0	93%	91%	92%	86%	92%	Safeway, CVS Pharmacy, Starbucks, McDonald's
Cranberry Square	Westminster, MD		141,450	2011	18.9	100%	97%	98%	95%	91%	Giant Food, Staples, Party City, Pier 1 Imports, Jos. A. Bank, Wendy's, Giant Gas Station
Cruse MarketPlace	Cumming, GA		78,686	2004	10.6	92%	88%	81%	84%	90%	Publix, Subway, Orange Theory
Flagship Center	Rockville, MD		21,500	1972, 1989	0.5	100%	100%	100%	100%	100%	Capital One Bank
French Market	Oklahoma City, OK		244,718	1974 (1984/98)	13.8	98%	99%	100%	94%	94%	Burlington Coat Factory, Bed Bath & Beyond, Petco, The Tile Shop, Staples, Lakeshore Learning Center, Dollar Tree, Verizon
Germantown	Germantown, MD		18,982	1992	2.7	100%	100%	81%	81%	86%	Jiffy Lube, CVS Pharmacy
726/730/750 N. Glebe Road	Arlington, VA		23,688	2014/15	2.5	—%	100%	N/A	N/A	N/A
The Glen	Woodbridge, VA		136,440	1994 (2005)	14.7	94%	94%	97%	98%	98%	Safeway Marketplace, The All American Steakhouse, Panera Bread, Five Guys, Chipotle
Great Eastern	District Heights, MD		255,398	1972 (1995)	31.9	94%	73%	74%	74%	98%	Pep Boys, No Excuse Workout, Room Style Furniture, Kool Smiles
Great Falls Center	Great Falls, VA		91,666	2008	11.0	99%	99%	98%	95%	97%	Safeway, CVS Pharmacy, Capital One Bank, Starbucks, Subway, Long & Foster
Hampshire Langley	Takoma Park, MD		131,700	1972 (1979)	9.9	100%	100%	100%	100%	97%	Mega Mart, Radio Shack, Starbucks, Chuck E. Cheese's, Sardi's Chicken
Hunt Club Corners	Apopka, FL		105,882	2006	13.9	93%	94%	97%	94%	94%	Publix, Pet Supermarket, Sprint/Radio Shack, Hallmark
Jamestown Place	Altamonte Springs, FL		96,341	2005	10.9	95%	90%	89%	88%	92%	Publix, Carrabas Italian Grill
Kentlands Square I	Gaithersburg, MD		114,381	2002	11.5	100%	100%	100%	100%	100%	Lowe's Home Improvement Center, Chipotle

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2016

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2016	2015	2014	2013	2012	Anchor / Significant Tenants

Shopping Centers (continued)
Kentlands Square II	Gaithersburg, MD		246,965	2011	23.4	100%	99%	99%	96%	96%	Giant Food, Kmart, Party City, Panera Bread, Not Your Average Joe's, Payless Shoes, Hallmark, Chick-Fil-A, Coal Fire Pizza, Boulevard Tavern, Cava Mezza Grill, Zengo Cycle, Fleet Feet
Kentlands Place	Gaithersburg, MD		40,697	2005	3.4	100%	93%	100%	100%	100%	Elizabeth Arden's Red Door Salon, Bonefish Grill, Subway
Lansdowne Town Center	Leesburg, VA		189,422	2006	23.4	86%	98%	93%	95%	93%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joe's, Starbucks, Capital One Bank, Pike's Fish House
Leesburg Pike Plaza	Baileys Crossroads, VA		97,752	1966 (1982/95)	9.4	100%	100%	96%	100%	95%	CVS Pharmacy, Party Depot, FedEx Office, Verizon Wireless
Lumberton Plaza	Lumberton, NJ		192,718	1975 (1992/96)	23.3	90%	91%	94%	93%	80%	Aldi Grocery, Rite Aid, Virtua Health Center, Family Dollar, Retro Fitness, Big Lots, Burger King
Metro Pike Center	Rockville, MD		67,488	2010	4.6	89%	80%	92%	91%	79%	McDonald's, Dunkin Donuts, 7-Eleven
Shops at Monocacy	Frederick, MD		109,144	2004	13.0	100%	97%	98%	93%	86%	Giant Food, Giant Gas Station, Panera Bread, Starbucks, Five Guys, California Tortilla, Firehouse Subs, Comcast
Northrock	Warrenton, VA		99,789	2009	15.4	92%	94%	90%	82%	81%	Harris Teeter, Longhorn Steakhouse, Ledo's Pizza, Capital One Bank, Jos. A Bank
Olde Forte Village	Ft. Washington, MD		143,577	2003	16.0	97%	97%	98%	97%	93%	Safeway, Advance Auto Parts, Dollar Tree, Radio Shack, Wendy's, Ledo's Pizza
Olney	Olney, MD		53,765	1975 (1990)	3.7	91%	91%	94%	94%	93%	Rite Aid, Olney Grill, Ledo's Pizza, Popeye's, Sardi's Fusion Restaurant
Orchard Park	Dunwoody, GA		87,365	2007	10.5	97%	98%	97%	92%	90%	Kroger, Subway, Jett Ferry Dental
Palm Springs Center	Altamonte Springs, FL		126,446	2005	12.0	100%	98%	98%	98%	95%	Safeway, Duffy's Sports Grill, Toojay's Deli, The Tile Shop, Rockler Tools
Ravenwood	Baltimore, MD		93,328	1972 (2006)	8.0	100%	99%	94%	96%	90%	Giant Food, Starbucks, Sleepy's, Dominos, Bank of America
11503 Rockville Pk / 5541 Nicholson Ln	Rockville, MD		40,249	2010 / 2012	3.0	63%	63%	63%	70%	100%	Casual Male
1500/1580/1582/1584 Rockville Pike	Rockville, MD		110,128	2012/2014	10.3	87%	90%	100%	81%	N/A	Party City, CVS Pharmacy, Sheffield Furniture, Hooters
Seabreeze Plaza	Palm Harbor, FL		146,673	2005	18.4	98%	93%	97%	91%	98%	Publix, Earth Origins Health Food, Petco, Planet Fitness, Vision Works
Marketplace at Sea Colony	Bethany Beach, DE		21,677	2008	5.1	100%	95%	95%	91%	90%	Resort Quest, Armand's Pizza, Candy Kitchen, Burnzy's
Seven Corners	Falls Church, VA		573,481	1973 (1994-7/07)	31.6	100%	99%	100%	100%	100%
The Home Depot, Shoppers Food & Pharmacy, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, Off-Broadway Shoes, JoAnn Fabrics, Dress Barn, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy's, Burlington Coat Factory

Severna Park Marketplace	Severna Park, MD		254,174	2011	20.6	98%	100%	100%	100%	100%	Giant Food, Kohl's, Office Depot, A.C. Moore, Goodyear, Chipotle, McDonald's, Jos. A. Bank, Radio Shack, Five Guys, Unleashed (Petco)
Shops at Fairfax	Fairfax, VA		68,762	1975 (1993/99)	6.7	97%	100%	96%	100%	100%	Super H Mart

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2016

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2016	2015	2014	2013	2012	Anchor / Significant Tenants

Shopping Centers (continued)
Smallwood Village Center	Waldorf, MD		174,749	2006	25.1	69%	72%	72%	74%	70%	Safeway, CVS Pharmacy, Family Dollar
Southdale	Glen Burnie, MD		484,035	1972 (1986)	39.6	95%	96%	88%	97%	93%	The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing, Office Depot, The Tile Shop, Mercy Personal Physicians
Southside Plaza	Richmond, VA		371,761	1972	32.8	93%	98%	98%	98%	93%	Community Supermarket, Maxway, Citi Trends, City of Richmond, McDonald's, Burger King, Kool Smiles, Falla's, Hibachi Grill
South Dekalb Plaza	Atlanta, GA		163,418	1976	14.6	91%	95%	93%	88%	89%	Maxway, Big Lots, Emory Clinic, Dollar Tree, Shoe Land
Thruway	Winston-Salem, NC		362,456	1972 (1997)	30.5	97%	97%	95%	95%	92%
Harris Teeter, Trader Joe's, Stein Mart, Talbots, Hanes Brands, Jos. A. Bank, Bonefish Grill, Chico's, Ann Taylor Loft, Rite Aid, FedEx Office, Plow & Hearth, New Balance, Aveda Salon, Christies Hallmark, Carter's Kids, McDonald's, Chick-Fil-A, Wells Fargo Bank, Francesca's Collections, Great Outdoor Provision Company, White House / Black Market, Soma, J. Crew

Village Center	Centreville, VA		146,032	1990	17.2	95%	97%	98%	99%	98%	Giant Food, Tuesday Morning, Starbucks, McDonald's, Pet Supplies Plus, Bikram Yoga
Westview Village	Frederick, MD		99,358	2009	11.6	100%	97%	90%	83%	72%	Silver Diner, Sleepy's, Music & Arts, Firehouse Subs, CiCi's Pizza, Café Rio, Five Guys, Regus
White Oak	Silver Spring, MD		480,676	1972 (1993)	27.9	100%	99%	100%	100%	100%	Giant Food, Sears, Walgreens, Boston Market, Sarku, Capital One Bank
	Total Shopping Centers	(3)	7,902,983		760.1	95.6%	95.4%	94.9%	94.3%	92.4%

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2016

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2016	2015	2014	2013	2012	Anchor / Significant Tenants

Mixed-Use Properties
Avenel Business Park	Gaithersburg, MD		390,683	1981-2000	37.1	87%	89%	92%	85%	80%	General Services Administration, Gene Dx, Inc., American Type Culture Collection, Inc.
Clarendon Center-North Block	Arlington, VA		108,387	2010	0.6	99%	96%	96%	96%	86%	Pete's New Haven Pizza, AT&T, Airline Reporting Corporation, Mobility, Four Sisters Grill
Clarendon Center-South Block	Arlington, VA		104,894	2010	1.3	100%	100%	100%	100%	99%	Trader Joe's, Circa, Burke & Herbert Bank, Bracket Room, Winston Partners, Keppler Speakers Bureau, ECG Management Co., Leadership Institute, Capital One
Clarendon Center Residential-South Block (244 units)			188,671	2010		97%	99%	100%	100%	98%
Crosstown Business Center	Tulsa, OK		197,127	1975 (2000)	22.4	77%	85%	81%	81%	87%	Roxtec, Freedom Express, Direct TV, Baldor
Park Van Ness- Residential (271 units)	Washington, DC		214,600	2016	1.4	34%	N/A	N/A	N/A	N/A
Park Van Ness-Retail	Washington, DC		8,847	—	—	100%	N/A	N/A	N/A	N/A	Soapstone Market, Sfoglina Pasta House
601 Pennsylvania Ave.	Washington, DC		227,021	1973 (1986)	1.0	99%	98%	94%	95%	95%	National Gallery of Art, Americas Health Insurance Plans, Credit Union National Assn., Southern Company, Regus, Freedom Forum, Capital Grille, Michael Best & Friedrich LLP
Washington Square	Alexandria, VA		236,376	1975 (2000)	2.0	91%	94%	86%	89%	85%
Vanderweil Engineering, Freeman Expositions, Tauri Group, Cooper Carry, Marketing General, Alexandria Economic Development, Trader Joe's, FedEx Office, Talbots, Sunday in Saigon Restaurant, Starbucks, National Pace Association

	Total Mixed-Use Properties	(3)	1,676,606		65.8	84.1%	92.6%	90.3%	89.0%	83.8%	(2)

	Total Portfolio	(3)	9,579,589		825.9	93.6%	95.0%	94.2%	93.6%	91.1%	(2)

Land and Development Parcels
Ashland Square Phase II	Manassas, VA			2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
New Market	New Market, MD			2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.
	Total Development Properties				52.8

(1)
Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments. Includes only operating properties owned as of
June 30, 2016. As such, prior year totals do not agree to prior year tables.

(2)	Total percentage leased is for commercial space only.
(3)
Prior year leased percentages for Total Shopping Centers, Total Mixed-Use Properties and Total Portfolio have been recalculated to exclude the impact of properties sold or removed from service and, therefore, the percentages reported in this table may be different than the percentages previously reported.